                                                                    EXHIBIT 10.3


                         Kontron Embedded Computers AG
                                August 15, 2000


Mr. Robert Szymborski
10629 Sherman Drive
Eden Prairie, MN  55347

Dear Mr. Szymborski:

This letter confirms our agreement to purchase and your agreement to sell 782,916 shares of common stock of Fieldworks at a purchase price of US$ 1.23 per share. The closing of the purchase of these shares will occur within three business days. At the closing you will deliver certificates for these shares and appropriate instruments of transfer, and Kontron Embedded Computers AG ("Kontron"), will deliver the purchase price by wire transfer to an account designated by you.

This letter will also confirm your agreement to terminate your employment agreement with Fieldworks Incorporated ("Fieldworks"), and Fieldworks to terminate, Paragraph 2 of the Founders Non-Competition and Non-Solicitation Agreement with you and Fieldworks, which relate to the termination payments owed to you and the non-complete provisions binding on you. The remaining provisions of that agreement shall remain in effect. No other compensation or payments will be made by Fieldworks.

If the foregoing terms and conditions are acceptable to you, please indicate so by signing this letter and returning it to the attention of Kontron.


                                                 Kontron Embedded Computers


                                                 /s/ Hannes Niederhauser
                                                 ------------------------------
                                                     President

                                                 /s/ Rudi Wieczorek
                                                 ------------------------------
                                                     Chief Technical Officer


                                                 Agreed to and accepted:

                                                 /s/ Robert Szymborski
                                                 -----------------------------